EXHIBIT 23.1


                       Independent Auditors' Consent

 We consent to the use of our report dated January 26, 2000, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated by reference in this Registration Statement of deltathree.com, Inc. on Form S-8. We also consent to the reference to us under the heading "Experts" in the prospectus included in this Registration Statement.



 /s/ Brightman Almagor & Co.
 Brightman Almagor & Co.
 (A member firm of Deloitte Touche Tohmatsu)

 Tel Aviv, Israel
 March 31, 2000